EXHIBIT 99.1

PCTEL Reports Fourth Quarter and Full Year Financial Results

BLOOMINGDALE, Illinois – February 24, 2022 – PCTEL, Inc. (Nasdaq: PCTI) announced its results for the fourth quarter and full year ended December 31, 2021.

Highlights

•

Revenue of $26.0 million in the fourth quarter and $87.8 million for the year, 22.8% higher compared to the fourth quarter 2020 and 13.4% higher for the full year compared to 2020. Revenue was 24.7% higher in 2021 for antennas and Industrial IoT devices and 6.8% lower in 2021 for the test and measurement products compared to 2020.

•

Gross profit margin of 45.9% in the fourth quarter and 46.1% for the year, compared to 50.1% in the fourth quarter 2020 and 49.0% for the full year 2020. The decline in the gross margin percentages in 2021 compared to 2020 is primarily due to a higher mix of antennas and Industrial IoT devices.

•

GAAP net income per diluted share of $0.02 in the fourth quarter and $0.01 for the year, compared to $0.10 in the fourth quarter 2020 and $0.19 for the full year 2020. The Company recorded restructuring expenses of $0.8 million during the fourth quarter 2021 related to the transition to contract manufacturers in China and related to eliminating headcount positions in Beijing.

•	Non-GAAP net income and adjusted EBITDA are metrics the Company uses to measure its core earnings.

•

Non-GAAP net income per diluted share of $0.12 in the fourth quarter and $0.27 for the year, compared to Non-GAAP net income per diluted share of $0.12 in the fourth quarter 2020 and $0.31 for the full year 2020.

•	Adjusted EBITDA as a percent of revenue of 11.8% in the fourth quarter and 9.6% for the year, compared to 15.2% in the fourth quarter 2020 and 11.8% for the full year 2020.

•

$30.8 million of cash and investments and $0.1 million of debt at December 31, 2021 compared to $41.0 million and no debt at December 31, 2020. During 2021, the Company used $6.3 million net of cash acquired for the acquisition of Smarteq, $4.0 million for dividends, and $3.2 million for share repurchases.

“We live in an increasingly wireless world.  PCTEL’s high-performance products are critical components that ensure reliable wireless connectivity across a wide range of applications,” said David Neumann, PCTEL’s CEO. “We’re pleased with our strong performance in the fourth quarter with record orders and backlog, most of which will convert to revenue in the first half of 2022.  Our strategies to expand in Europe through acquisitions, to increase our use of channel partners and to invest in new products such as industrial IoT devices and advanced scanning receivers contributed to our success in 2021 and will generate growth for years to come.”

CONFERENCE CALL / WEBCAST

PCTEL’s management team will discuss the Company’s results today at 4:30 p.m. ET. The call can be accessed by dialing (888) 506-0062 (United States/Canada) or (973) 528-0011 (International), PIN number: 546427. The call will also be webcast at https://investor.pctel.com/news-events/webcasts-events.

REPLAY: A replay will be available for two weeks after the call on either the website listed above or by calling (877) 481-4010 (United States/Canada), or (919) 882-2331 (International), PIN number: 44649.

About PCTEL

PCTEL is a leading global provider of wireless technology, including purpose-built Industrial IoT devices, antenna systems, and test and measurement solutions. Trusted by our customers for over 25 years, we solve complex wireless challenges to help organizations stay connected, transform, and grow.

For more information, please visit our website at https://www.pctel.com/.

PCTEL Safe Harbor Statement

This press release and our related comments in our earnings conference call contain “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. Specifically, the statements about the Company’s expectations regarding our future financial performance; growth of our antenna solutions and Industrial IoT business and our test and measurement business; the impact of the acquisition of Smarteq on the Company’s ability to offer additional products, expand in the European market, and generate revenue; the impact of our transition plan for manufacturing inside and outside China; the impact of the COVID-19 pandemic and the ensuing supply chain disruptions; and the anticipated demand for certain products, including those related to public safety, Industrial IoT, 5G (e.g., the Gflex scanning receiver) and intelligent transportation, are forward-looking statements. These statements are based on management’s current expectations and actual results may differ materially from those projected as a result of certain risks and uncertainties, including the disruptions to the Company’s workforce, operations, supply chain and customer demand caused by the COVID-19 pandemic and impact of the pandemic and ensuing supply chain disruption on the Company’s results of operations, financial condition and stock price; the impact of data densification and IoT on capacity and coverage demand; the impact of 5G; customer demand and growth generally in the Company’s defined market segments; the Company’s ability to access the government market and create demand for its products; the Company’s ability to integrate Smarteq, expand its European presence and benefit from additional antenna and Industrial IoT product offerings; the impact of tariffs on certain imports from China; and the Company’s ability to grow its business and create, protect and implement new technologies and solutions. These and other risks and uncertainties are detailed in PCTEL's Securities and Exchange Commission filings. These forward-looking statements are made only as of the date hereof, and PCTEL disclaims any obligation to update or revise the information contained in any forward-looking statement, whether as a result of new information, future events or otherwise.

# # #

PCTEL is a registered trademark of PCTEL, Inc. © 2022 PCTEL, Inc. All rights reserved.

For further information contact:

Kevin McGowanSuzanne Cafferty

CFOVice President, Global Marketing

PCTEL, Inc.PCTEL, Inc.

(630) 339-2051(630) 339-2107

public.relations@pctel.com

PCTEL, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
REVENUES	$ 26,008	$ 21,185	$ 87,807	$ 77,456
COST OF REVENUES	14,063	10,569	47,329	39,529
GROSS PROFIT	11,945	10,616	40,478	37,927
OPERATING EXPENSES:				
Research and development	3,604	3,204	13,358	12,519
Sales and marketing	3,829	2,924	13,327	11,104
General and administrative	3,216	2,503	12,444	10,808
Amortization of intangible assets	76	0	210	32
Restructuring expenses	841	0	900	124
Total operating expenses	11,566	8,631	40,239	34,587
OPERATING INCOME	379	1,985	239	3,340
Other (expense) income, net	(37)	(110)	(47)	106
INCOME BEFORE INCOME TAXES	342	1,875	192	3,446
Expense for income taxes	22	4	39	29
NET INCOME	$ 320	$ 1,871	$ 153	$ 3,417
Net Income per Share:				
Basic	$ 0.02	$ 0.10	$ 0.01	$ 0.19
Diluted	$ 0.02	$ 0.10	$ 0.01	$ 0.19
Weighted Average Shares:				
Basic	17,899	18,149	18,017	18,207
Diluted	17,930	18,297	18,122	18,399
Cash dividend per share	$ 0.055	$ 0.055	$ 0.220	$ 0.220

PCTEL, INC.
REVENUE AND GROSS PROFIT BY PRODUCT LINE (unaudited)
Reconciliation of GAAP Gross Margin percentage to Non-GAAP Gross Margin Percentage
($'s in thousands)

	Three Months Ended December 31, 2021				Year Ended December 31, 2021			
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$19,054	$7,164	($210)	$26,008	$63,025	$25,704	($922)	$87,807
GROSS PROFIT	$6,454	$5,535	($44)	$11,945	$21,031	$19,592	($145)	$40,478
GAAP GROSS PROFIT %	33.9%	77.3%		45.9%	33.4%	76.2%		46.1%
Non-GAAP adjustments:								
Amortization of inventory step-up	0.4%	0.0%		0.3%	0.8%	0.0%		0.6%
Amortization of intangible assets	0.1%	0.0%		0.1%	0.1%	0.0%		0.1%
Stock compensation expenses	0.2%	0.6%		0.3%	0.0%	0.5%		0.3%
Non-GAAP GROSS PROFIT %	34.6%	77.9%		46.6%	34.2%	76.8%		47.0%

	Three Months Ended December 31, 2020				Year Ended December 31, 2020			
	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total	Antennas and Industrial IoT Devices	Test & Measurement Products	Corporate	Total
REVENUES	$12,844	$8,554	($213)	$21,185	$50,540	$27,565	($649)	$77,456
GROSS PROFIT	$4,437	$6,135	$44	$10,616	$17,665	$20,244	$18	$37,927
GROSS PROFIT %	34.5%	71.7%		50.1%	35.0%	73.4%		49.0%
Non-GAAP adjustments:								
Amortization of intangible assets	0.0%	0.0%		0.0%	0.0%	0.4%		0.1%
Stock compensation expenses	0.2%	0.4%		0.3%	0.3%	0.5%		0.4%
Non-GAAP GROSS PROFIT %	34.8%	72.1%		50.4%	35.2%	74.4%		49.5%

The Corporate column includes the elimination of intercompany revenues between Antennas and Industrial IoT Devices and Test & Measurement Products and other licensing revenues.

This schedule reconciles the Company's GAAP gross margin percentage to its Non-GAAP gross margin percentage. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, and the amortizaion of the inventory step-up to fair value related to the acquisition of Smarteq.

PCTEL, INC.
Reconciliation of GAAP Operating Expenses to Non-GAAP Operating expenses (unaudited)
(in thousands)

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
GAAP Operating expenses	**$11,566**	**$8,631**	**$40,239**	**$34,587**
Stock compensation expenses	(809)	(419)	(2,653)	(2,207)
Amortization of intangible assets	(76)	0	(210)	(32)
Restructuring expenses	(841)	0	(900)	(124)
Acquisition related expenses	(18)	0	(611)	0
Non-GAAP Operating expenses	$9,822	$8,212	$35,865	$32,224

This schedule reconciles the Company's GAAP operating expenses to its Non-GAAP operating expenses. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods.

The adjustments on this schedule consist of amortization of intangible assets, stock compensation expenses, restructuring expenses, and acquisition related expenses.

PCTEL, Inc.
Reconciliation of GAAP operating income to Adjusted EBITDA
(unaudited, in thousands)

	Three Months Ended December 31,		Year Ended December 31,	
	2021	2020	2021	2020
Operating Income	$379	$1,985	$239	$3,340
Add:				
Amortization of inventory step-up to fair value	78	0	493	0
Depreciation and amortization	770	759	3,027	3,019
Intangible amortization	97	0	267	144
Restructuring expenses	841	0	900	124
Stock compensation expenses	891	484	2,921	2,479
Acquisition related expenses	18	0	611	0
Adjusted EBITDA	$3,074	$3,228	$8,458	$9,106
% of revenue	11.8%	15.2%	9.6%	11.8%

This schedule reconciles the Company's GAAP operating income to Adjusted EBITDA. The Company believes that this schedule provides meaningful supplemental information to both management and investors that is indicative of the Company's core operating results and facilitates comparison of operating results across reporting periods. The Company uses Adjusted EBITDA when evaluating its financial results as well as for internal planning and forecasting purposes. Adjusted EBITDA should not be viewed as a substitute for the Company's GAAP results.

Adjusted EBITDA is defined as net income before interest, income taxes, depreciation and amortization and extraordinary expenses. The adjustments on this schedule consist of depreciation, amortization of intangible assets, stock compensation expenses, the amortization of inventory step up to fair value, restructuring expenses, and acquisition related expenses.